EXIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 12, 1997 appearing in the Form 10-K annual report of Vitech America, Inc. for the year ended December 31, 1996, and the reference to our firm under the caption "Experts" in the Registration Statement.







                                              PANNELL KERR FORSTER PC
                                              /s/ Pannell Ken Forster PC



New York, New York
March 10, 1998